EXHIBIT 16

                           SCHEDULE FOR COMPUTATION OF
                            PERFORMANCE QUOTATIONS OF
                        THE MATTERHORN GROWTH FUND, INC.

                              TOTAL RETURN FORMULA



                                 P(1+T)n  = ERV


Where:            P        =        a hypothetical initial payment of $1,000

                  T        =        average annual total return

                  n        =        number of years

                  ERV      =        ending  redeemable  value  of a hypothetical
                                    $1,000 payment made at the beginning of the 1-, 5- or 10-year periods at the end of the 1-, 5- or 10-year periods (or fractional portion thereof)


For the 1-year period ended June 30, 1996:

                  $1,000(1+T)1 = $1,116 or an annual compounded rate of 11.60%

For the 5-year period ended June 30, 1996:

                  $1,000(1+T)5 = $1,968 or an average annual compounded rate of 14.50%

For the period September 30, 1988 to June 30, 1996:

                  $1,000(1+T)7.75 = $2800 or an average annual compounded rate of 14.18%